Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Costco Wholesale Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333‑82782, 333‑120523, 333‑129172, 333‑135052, 333‑150014, 333‑151748, 333‑165550, 333‑180163, 333‑187418, 333‑202673, 333‑204739, 333‑218397, and 333-230253) on Form S-8 of Costco Wholesale Corporation of our reports dated October 10, 2019, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of September 1, 2019 and September 2, 2018, and the related consolidated statements of income, comprehensive income, equity, and cash flows for the 52-week period ended September 1, 2019, the 52-week period ended September 2, 2018, and the 53-week period ended September 3, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 1, 2019, which reports appear in the September 1, 2019 annual report on Form 10‑K of Costco Wholesale Corporation.

/s/ KPMG LLP

Seattle, Washington
October 10, 2019